UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2005

Weida Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-10366	22-2582847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

40 University Drive
Newtown, Pennsylvania, 18940
(Address of Principal Executive Offices)

(267) 757-8774
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

Weida Communications, Inc. (the “Company”) entered into a Confidential Separation Agreement and Release, dated September 6, 2005, with Mitchell J. Sepaniak (the “Separation Agreement”).

Pursuant to the Separation Agreement, as of September 6, 2005, Mr. Sepaniak resigned from his employment with the Company as President and Chief Executive Officer and as a member of the Company’s Board of Directors. The Company will pay Mr. Sepaniak his regular salary for the month of June 2005 and there shall be no other entitlement to any salary from the Company for services performed for any period before or following June 2005. The Company will reimburse Mr. Sepaniak for his reasonably documented legal fees or unreimbursed travel and entertainment expenses incurred by him in connection with his past employment with the Company or SCL Ventures, Ltd. up to a maximum amount, in the aggregate, of $233,534 (the “Maximum Reimbursement Amount”).

If the Maximum Reimbursement Amount is paid to Mr. Sepaniak on or before August 31, 2006, the Company will have the right to purchase up to 5,000,000 shares of common stock of the Company (the “Common Stock”) held of record or beneficially by Mr. Sepaniak, his family relatives or certain investment accounts (collectively, the “Related Parties”), at $0.25 per share and not more than 3,000,000 shares of Common Stock held by the Related Parties at $0.375 per share.

The terms of the Separation Agreement also provide that the Company and each of Carl Lanzisera and Chris Lennon, in their respective personal capacities, release, to the full extent permitted by law, Mr. Sepaniak, his heirs, successors and assigns (collectively the “Released Parties”), of and from any and all claims they may have against the Released Parties other than claims arising out of Mr. Sepaniak’s (i) knowing fraud, (ii) deliberate dishonesty, (iii) willful misconduct, (iv) breach of his fiduciary duty, or (v) gross negligence.

A copy of the Confidential Separation Agreement and Release is attached as Exhibit 10.01 hereto and incorporated by reference herein.

Section 5  Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mitchell J. Sepaniak, resigned as the President and Chief Executive Officer of the Company as of September 6, 2005.

On September 8, 2005 the Company issued a press release in which it announced that it had named Christopher Lennon, age 48, as its President and Chief Executive Officer. On September 8, 2005, the Board of Directors of the Company also appointed Mr. Lennon to serve as a member of the Board of Directors of the Company. A copy of the Company’s press release issued on September 8, 2005 announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Lennon had previously served as the Company’s Chief Operating Officer pursuant to an employment agreement with the Company, dated April 5, 2005, which is attached hereto as Exhibit 10.02 and incorporated herein by reference.

Prior to his employment with the Company, Mr. Lennon was a Partner Practice Leader for Computer Sciences Corporation’s Design2Buy procurement and manufacturing practices. Mr. Lennon has extensive experience in designing and implementing solutions that effectively balance business improvements with technological advancements.

Item 9.01  Financial Statements and Exhibits

(a)   Not applicable.

(b)  Not applicable.

(c)  Exhibits.

10.1	Confidential Separation Agreement and Release, dated September 6, 2005, between Mitchell J. Sepaniak and the Company.

10.2	Employment Agreement, dated April 5, 2005, between the Company and Christopher Lennon.

99.1	Press Release of the Company, dated September 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC.
(Registrant)

Date: September 8, 2005	By:	/s/ Christopher Lennon
Christopher Lennon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Confidential Separation Agreement and Release, dated September 6, 2005, between Mitchell J. Sepaniak and the Company
10.2	Employment Agreement, dated April 5, 2005, between the Company and Christopher Lennon
99.1	Press Release of the Company, dated September 8, 2005